Exhibit 99.1

Continucare Corporation Reports Financial Results for Second Quarter of Fiscal 2005 and Announces Share Repurchase Program

     MIAMI--(BUSINESS WIRE)--Feb. 10, 2005--Continucare Corporation (AMEX:CNU):

     - Second Fiscal Quarter Revenue Increases 13%

     - Second Fiscal Quarter Income From Operations Increases 271%

     - Second Fiscal Quarter EPS Improves to $0.05 From Loss of $0.01

     - Two Million Share Repurchase Authorized

     Continucare Corporation (AMEX:CNU) today reported financial results for its second quarter of fiscal 2005 and the six-months ended December 31, 2004.

     Second Quarter Results

     For the second quarter of fiscal 2005, total revenue was $27.5 million compared to $24.4 million for the second quarter of fiscal 2004. Income from operations during the second quarter of fiscal 2005 was $2.7 million compared to $0.7 million for the same period one year ago. Income from continuing operations in the second quarter of fiscal 2005 was $2.5 million compared to $0.5 million in the year-ago period. There was no income or loss from discontinued operations during the second quarter of fiscal 2005 compared to a loss of $0.8 million in the year-ago period. Net income for the second quarter of fiscal 2005 was $2.5 million, or $0.05 per diluted share, compared to a net loss of $0.4 million, or $0.01 per diluted share, one year ago.

     Six-Month Results

     For the six-months ended December 31, 2004, total revenue was $54.3 million compared to $49.4 million for the six-month period one year ago. Income from operations during the six-month period was $4.5 million compared to $1.6 million for the same period one year ago. Income from continuing operations during the six-month period was $4.0 million compared to $3.3 million in the year-ago period, but the amount for the fiscal 2004 six-month period included $2.2 million of other income that related to the previously disclosed settlement of an alleged Medicare obligation. There was no income or loss from discontinued operations during the six-month period compared to a loss of $1.2 million in the year-ago period. Net income for the six-month period was $4.0 million, or $0.08 per diluted share, compared to net income of $2.1 million, or $0.04 per diluted share, one year ago.
     The discontinued operations reflected in Continucare's financial results for the fiscal 2004 period relate to its former home health operations which were disposed of in a series of transactions completed in the third fiscal quarter of fiscal 2004 and a group of independent physician contracts terminated effective January 1, 2003.
     Commenting on the financial results, Richard C. Pfenniger, Jr., Continucare's Chief Executive Officer, said, "Our second fiscal quarter results demonstrate the progress our business has made. Our results were meaningfully better than one year ago, and with continued and increasing profitability, our cash flow has increased and our financial position continues to strengthen. This improvement continues to be driven by our managed care activities associated with Medicare Advantage patients which is the central focus of our business."

     Share Repurchase Program

     Continucare also announced that its board of directors has approved a share repurchase program authorizing the purchase of up to two million shares or approximately 4% of its outstanding shares. The program authorizes management, in its discretion, to repurchase shares from time to time on the open market or in privately negotiated transactions subject to market conditions and other factors.
     Continucare Corporation - http://www.continucare.com -, headquartered in Miami, Florida, is a holding company with subsidiaries engaged in the business of providing outpatient physician care services through managed care, Medicare direct and fee for service arrangements.

     Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors and others are cautioned that forward-looking statements are subject to risks and uncertainties which may affect our business and prospects and cause our actual results to differ materially from those set forth in the forward-looking statements. These factors include, without limitation, the risk that the current trend in revenue or income growth may not continue or may be less than anticipated, the risk that the impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 and the Medicare Risk Adjustment on payments we receive for our managed care operations may not continue to be positive for us, risks relating to the level of payment we receive from governmental programs and third party payors, including any changes that may result from the continuing impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 and the Medicare Risk Adjustment, uncertainties relating to changes in our revenue mix or claims loss ratio, the risk that future legislation, changes in governmental regulations, including possible changes in Medicare programs, could impact reimbursements to health care providers and insurers, the risk that we may not conduct repurchases of our common stock in the full amount authorized under our repurchase program or at all, and the risk that any repurchases of our common stock that we effect may adversely impact our future liquidity or capital resources. In addition to the risks set forth above, the forward-looking statements in this press release may also be adversely impacted by our ability to achieve expected levels of patient volumes and control the costs of providing services, pricing pressures exerted on us by managed care organizations, our ability to enter into and renew managed care provider arrangements on acceptable terms, our current dependence on two HMOs for substantially all of our revenues, our current dependence on the information systems of our affiliated HMOs for certain information regarding our revenues and expenses, our ability to attract and retain qualified medical professionals, technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, health care, delays in receiving payments, increases in the cost of our insurance coverage, including our stop-loss coverage, the possible loss of our insurance coverage, the collectibility of uninsured accounts and deductible and co-pay amounts, our ability to accurately estimate our liability for medical claims incurred but not reported, Federal and state investigations, litigation for medical malpractice and the outcome of any such litigation; changes in estimates and judgments associated with our critical accounting policies, impairment charges that could be required in future periods, our ability to satisfy our liabilities and respond to our capital needs, general economic conditions and uncertainties generally associated with the health care business. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from our forward-looking statements are included in our annual report on Form 10-K for the fiscal year ended June 30, 2004 and other filings with the SEC. We undertake no obligation to update or revise these forward-looking statements to reflect events or circumstances after the date hereof except as required by law.


                        CONTINUCARE CORPORATION

            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                           (Unaudited)              (Unaudited)
                        Three-Months Ended        Six-Months Ended
                     ------------------------ ------------------------
                        12/31/04    12/31/03     12/31/04    12/31/03
                     ------------------------ ------------------------

Revenue:
 Medical services
  revenue, net       $27,107,151 $24,173,674  $53,717,702 $49,107,176
 Management fee
  revenue and other
  income                 420,063     194,562      600,658     324,459
                     ------------------------ ------------------------
      Total revenue   27,527,214  24,368,236   54,318,360  49,431,635

Operating expenses:
 Medical services:
   Medical claims     18,600,734  18,141,504   37,616,515  36,948,229
   Other direct costs  3,621,073   2,890,296    6,697,326   5,751,879
                     ------------------------ ------------------------
      Total medical
       services       22,221,807  21,031,800   44,313,841  42,700,108

 Administrative
  payroll and
  employee benefits    1,383,096     993,101    2,667,156   1,886,316
 General and
  administrative       1,743,731   1,971,804    3,338,039   3,580,735
 Gain on
  extinguishment of
  debt                  (500,000)   (350,000)    (500,000)   (350,000)
                     ------------------------ ------------------------
      Total operating
       expenses       24,848,634  23,646,705   49,819,036  47,817,159
                     ------------------------ ------------------------

Income from
 operations            2,678,580     721,531    4,499,324   1,614,476

Other income
 (expense):
 Interest income          18,192       1,421       21,311       2,076
 Interest expense       (227,544)   (243,712)    (475,960)   (488,601)
 Medicare settlement
  related to
  terminated
  operations                   -           -            -   2,218,278
                     ------------------------ ------------------------

Income from
 continuing
 operations            2,469,228     479,240    4,044,675   3,346,229

Income (loss) from
 discontinued
 operations:
 Home health
  operations                   -    (834,048)           -  (1,272,778)
 Terminated IPA                -           -            -      73,091
                     ------------------------ ------------------------
Loss from
 discontinued
 operations                    -    (834,048)           -  (1,199,687)
                     ------------------------ ------------------------

Net income (loss)     $2,469,228   $(354,808)  $4,044,675  $2,146,542
                     ======================== ========================


Basic net income
 (loss) per common
 share:
 Income from
  continuing
  operations                $.05        $.01         $.08        $.08
 Loss from
  discontinued
  operations                   -        (.02)           -        (.03)
                     ------------------------ ------------------------
Net income (loss) per
 common share               $.05       $(.01)        $.08        $.05
                     ======================== ========================

Diluted net income
 (loss) per common
 share:
 Income from
  continuing
  operations                $.05        $.01         $.08        $.07
 Loss from
  discontinued
  operations                   -        (.02)           -        (.03)
                     ------------------------ ------------------------
Net income (loss) per
 common share               $.05       $(.01)        $.08        $.04
                     ======================== ========================

Basic weighted
 average common
 shares outstanding   50,311,780  42,379,001   50,305,983  42,379,001
                     ======================== ========================
Diluted weighted
 average common
 shares outstanding   51,887,604  48,191,924   51,786,472  47,755,168
                     ======================== ========================



                        CONTINUCARE CORPORATION

                 CONDENSED CONSOLIDATED BALANCE SHEETS


                                             December 31,
                                                2004        June 30,
                                             (Unaudited)      2004
                                            ------------- ------------
                   ASSETS
Current assets:
 Cash and cash equivalents                    $6,827,181     $720,360
 Certificates of deposit, current                      -      101,515
 Other receivables                               143,939      423,215
 Due from HMOs, net of a liability for
  incurred but not reported medical claims
  expense of approximately $10,460,000 and
  $11,450,000, respectively                    3,710,829    3,337,293
 Prepaid expenses and other current assets       819,470      890,806
                                            ------------- ------------
     Total current assets                     11,501,419    5,473,189
Certificates of deposit                           30,350       30,000
Equipment, furniture and leasehold
 improvements, net                               599,481      492,054
Goodwill, net                                 14,342,510   14,342,510
Managed care contracts, net of accumulated
 amortization of approximately $2,245,000
 and $2,069,000, respectively                  1,266,452    1,442,858
Deferred financing costs, net of accumulated
 amortization of $665,000 and $222,500,
 respectively                                    220,002      662,502
Other assets, net                                 72,956      100,483
                                            ------------- ------------
     Total assets                            $28,033,170  $22,543,596
                                            ============= ============
    LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable                               $970,311     $504,151
 Accrued expenses                              1,737,698    1,452,598
 Due to Medicare, net                             24,446       14,645
 Liabilities related to discontinued
  operations                                     150,002      208,484
 Current portion of related party notes
  payable                                        121,743        8,052
 Current portion of capital lease
  obligations                                     55,620       81,163
 Note payable                                  1,040,000            -
 Deferred revenue                              2,500,000    3,000,000
                                            ------------- ------------
     Total current liabilities                 6,599,820    5,269,093
Capital lease obligations, less current
 portion                                          88,066      101,177
Long term debt, less current portion              29,077       29,077
Related party note payable, less current
 portion                                               -      117,717
                                            ------------- ------------
     Total liabilities                         6,716,963    5,517,064
Commitments and contingencies
Shareholders' equity:
 Common stock; $0.0001 par value;
  100,000,000 shares authorized, 53,323,045
  shares issued and 50,326,852 shares
  outstanding at December 31, 2004 and
  53,296,379 shares issued and 50,300,186
  shares outstanding at June 30, 2004              5,034        5,031
 Additional paid-in capital                   70,152,970   69,907,973
 Accumulated deficit                         (43,417,096) (47,461,771)
 Treasury stock (2,996,193 shares)            (5,424,701)  (5,424,701)
                                            ------------- ------------
   Total shareholders' equity                 21,316,207   17,026,532
                                            ------------- ------------
   Total liabilities and shareholders'
    equity                                   $28,033,170  $22,543,596
                                            ============= ============



                        CONTINUCARE CORPORATION

      CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)


                                                 Six-Months Ended
                                                    December 31,
                                              ------------------------
                                                  2004        2003
                                              ------------ -----------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                    $4,044,675  $2,146,542
 Loss from discontinued operations                      -   1,199,687
                                              ------------ -----------
 Income from continuing operations              4,044,675   3,346,229
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation and amortization, including
    amortization of deferred financing costs      727,759     555,952
   Recognition of compensation expense related
    to issuance of stock options                  254,000           -
   Gain on extinguishment of debt                (500,000)   (350,000)
 Changes in operating assets and liabilities,
  excluding the effect of disposals:
   Prepaid expenses and other current assets       71,336     (76,117)
   Other receivables                              279,276     207,418
   Other assets                                    27,527      (1,445)
   Due from HMOs, net                            (373,536)   (570,518)
   Due to Medicare, net                             9,801  (2,370,219)
   Accounts payable and accrued expenses          751,260     556,785
                                              ------------ -----------
   Net cash provided by continuing operations   5,292,098   1,298,085
   Net cash used in discontinued operations       (58,482)   (714,025)
                                              ------------ -----------
Net cash provided by operating activities       5,233,616     584,060

CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from maturities of certificates of
    deposit                                       101,165      30,439
   Purchase of property and equipment            (216,280)    (53,679)
                                              ------------ -----------
 Net cash used in continuing operations          (115,115)    (23,240)
 Net cash (used in) provided by discontinued
  operations                                            -      (9,938)
                                              ------------ -----------
Net cash used in investing activities            (115,115)    (33,178)

CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from note payable                     1,040,000           -
 Payments on convertible subordinated notes        (4,026)   (136,948)
 Payment of fees related to private placement
  transaction                                     (45,000)          -
 Payments on related party notes                        -     (31,927)
 Principal repayments under capital lease
  obligation                                      (38,654)    (37,860)
 Proceeds from exercise of stock options           36,000           -
 Net decrease in credit facility                        -    (109,089)
 Repayments to Medicare per agreement                   -    (214,436)
                                              ------------ -----------
   Net cash (used in) provided by continuing
    operations                                    988,320    (530,260)
   Net cash (used in) provided by discontinued
    operations                                          -           -
                                              ------------ -----------
Net cash (used in) provided by financing
 activities                                       988,320    (530,260)
                                              ------------ -----------

Net increase in cash and cash equivalents       6,106,821      20,622
Cash and cash equivalents at beginning of
 fiscal year                                      720,360     160,743
                                              ------------ -----------
Cash and cash equivalents at end of fiscal
 year                                          $6,827,181    $181,365
                                              ============ ===========


     CONTACT: Continucare Corporation, Miami
              Fernando L. Fernandez, 305-500-2105